UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 28, 2010 (July 22, 2010)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 22, 2010, the Board of Directors (the “Board”) of Westwood Holdings Group, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Plan”), which affects the Company’s principal executive officer, its principal financial officer, and other executive officers named in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission (the “Named Executive Officers”).. Under the Amendment, the committee under the Plan (the “Committee”) may provide that no dividends or dividend equivalents will be paid or accrued with respect to shares of restricted stock issued to Named Executive Officers under the Plan. Additionally, the amendment provides that if the Committee determines that dividends will be payable on such shares, such dividend will be subject to such claw back or other conditions as the Committee may impose. If the Committee determines that dividends on such shares will be subject to vesting conditions, then such dividends will be forfeited if and to the extent such vesting conditions are not satisfied.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: July 28, 2010	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer